AMENDMENT TO
SECURED CLEARANCE ADVANCE FACILITY AGREEMENT

     This AMENDMENT, dated as of January 5, 2016 (this “Amendment”), to that certain Amended and Restated Secured Clearance Advance Facility Agreement, dated as of January 2, 2015 (as amended further from time to time, the “SCAF Agreement”), between INTL FCSTONE FINANCIAL INC (the “Customer”) and JPMorgan Chase Bank, N.A. (“JPMCB” and, together with the Customer, the “Parties”), is entered into between the Customer and JPMCB.

WHEREAS the Parties have entered into the SCAF Agreement, and
WHEREAS, the Parties wish to amend the SCAF Agreement as set forth below;
ACCORDINGLY, in consideration of the foregoing and the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Section 1 (Definitions) of the SCAF Agreement shall be amended as follows:

(a)	“Commitment Amount” means $25,000,000.00; as such amount may be changed from time to time pursuant to Section 5(d) of this Agreement.

(b)
“Commitment Termination Date” means June 30, 2016 unless extended in writing by the Customer and JPMCB no later than 30 calendar days (or such shorter period as may be agreed to by JPMCB in its sole discretion) before the Commitment Termination Date then in effect, in which case the “Commitment Termination Date” shall be such extended date; provided that the effectiveness of any such extension shall be subject to (a) no Default having occurred and being continuing, (b) the satisfaction of certain other conditions specified by JPMCB in its sole discretion and (c) such changes to the terms and conditions of this Agreement as are satisfactory to JPMCB in its sole discretion

2.	Section 9 (Fees) of the SCAF Agreement shall be amended by replacing the reference to “7 basis points (0.07%)” on the third line thereof with “33 basis points (0.33%)”.

3.	Effectiveness. Sections 1 and 2 of this Amendment shall be effective as of January 5, 2016.

4.	Miscellaneous

a.
This Amendment may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall be deemed an original, and all such counterparts, together, shall constitute a single agreement.

b.
This Amendment constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Upon execution and delivery of this Amendment, the SCAF Agreement shall be modified and amended in accordance with the terms herein and shall continue in full force and effect.

c.
This Amendment shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof, except that the foregoing shall not reduce any statutory right to choose New York law or forum.

d.
The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

•

JPMORGAN CHASE BANK, N.A.            INTL FCSTONE FINANCIAL INC
By: /s/ Michael Katz                     By: /s/ Xuong Nguyen
Name:    Michael Katz                Name:    Xuong Nguyen
Title:    ED                    Title:    Chief Operating Officer

                            INTL FCSTONE FINANCIAL INC
                            By: /s/ Tricia Harrod
                             Name:    Tricia Harrod
Title:    Chief Risk Officer